Definitive Agreement on Business Integration November 12, 2021

The transactions pursuant to the joint share transfer described in this document involve securities of a Japanese company. The joint share transfer is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer is located in Japan and some or all of its officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws. It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the joint share transfer, such as in the open market or through privately negotiated purchases. This document has been translated from the Japanese-language original for reference purposes only. In the event of any conflict or discrepancy between this document and the Japanese-language original, the Japanese-language original shall prevail in all respects.

To achieve sustained growth and contribute to the further development of local industry and improvement of the livelihood of local residents by maintaining and improving the stability of financial systems and the provision of financial services ☒ Reinforce the financial intermediation function and financial services by combining the know-how, information, and networks of both groups ☒ Expand business fields by leveraging regional advantages ☒ Create a sound business foundation through rationalizing and improving efficiency of business 1. Background and Objective of the Business Integration Reduction in profit margins between lending and deposits and decrease in earnings from securities management due to continued low interest-rate environment Diversification of customer needs due to advancement of digital technology Addressing changes in the social structure due to COVID-19 To create a new group that can contribute to regional and customer growth and development, exploiting the group strengths of both banks without being bound by financial frameworks Changes in the business environment such as declining birthrate, aging population, and shrinking workforce Background of business integration Fundamental principle of business integration Purpose of business integration

2. Overview of Business Integration • The Banks will become wholly owned subsidiary companies resulting from a share transfer, and the newly established joint holding company will become the wholly owning parent company resulting from a share transfer. • The basic policy is for the Banks to merge aiming for two years after the effective date of the business integration. Procrea Holdings, Inc. 100% 100% November 12, 2021 Execution of business integration agreement November 2021 (scheduled) Creation of share transfer plan January 26, 2022 (scheduled) Extraordinary shareholders' meeting of both banks (resolution for approval of share transfer plan) April 1, 2022 (scheduled) Establishment of the holding company (effective date) and listing date of the holding company FY 2024 (tentative) Establishment of a new bank pursuant to the integration of the banks Method of share transfer Share transfer ratio Form of business integration Business integration schedule Aomori Bank Michinoku Bank Common shares 1 0.46 Class A preferred shares - 0.46

3. Overview of Group after Business Integration Trade Name Location of Main Head Office Function Corporate Organs Location of Head Office Capital Representative Directors Listing Stock Exchange Scheduled Date of Establishment Procrea Holdings, Inc. 9-30 Hashimoto 1-chome, Aomori-shi, Aomori 3-1 Katta 1-chome , Aomori-shi, Aomori Company with Audit and Supervisory Committee Representative Director and President: Susumu Narita (President and Director of Aomori Bank) Representative Director and Vice President: Takayuki Fujisawa (President and Director of Michinoku Bank) 20 billion yen April 1, 2022 First Section of the Tokyo Stock Exchange (Scheduled to change to Tokyo Stock Exchange Prime Market on April 4, 2022) Other Committees General Meeting of Shareholders Board of Directors Executive Committee Management Planning Division Risk Administration Division Auditing Division Nominating and Compensation Committee HR Planning Division Integration Promotion Division Regional Co-creation Division System & Operations Administration Division Audit and Supervisory Committee Holding company Subsidiary banks Overview of holding company Group organizational chart Audit and Supervisory Committee Office

4. Company Name and Business Principles Company Name Business principles Procrea Holdings, Inc. Challenge and Creation The name “Procrea” is a combination of the Latin words provocatio (meaning “challenge”) and creare (meaning “create”). It expresses our mission to take on the challenge of bringing out the potential of the region and to create the future of the region, and our stance to move forward with our customers as professionals. “Creating the Future of the Region” “Continuing to Walk Side by Side with Customers” “Giving Shape to the Ideas of Each and Every Person” Commitments embedded in the principles: • We will create a bright and enriching future by ensuring that we maintain our soundness as a company, and actively taking on the challenge of tackling regional issues and bringing out the region’s potential. • We will live up to customers’ trust in us and continue to walk side by side with them to achieve growth and development, by improving our expertise and pursuing services that exceed expectations. • We will build an organization full of confidence and pride where the work is worthwhile, and give shape to each and every person’s ideas, by valuing autonomy and transforming diverse individuality into our strength.

5. Base of Operations of the New Group We will have a strong base of operations, stretching from Aomori Prefecture to the Donan region (southern Hokkaido). Main locations Number of locations* Tosei region: 40 Aomori Bank: 21 Michinoku Bank: 19 Seihoku region: 17 Aomori Bank: 8 Michinoku Bank: 9 Sanpachi region: 29 Aomori Bank: 16 Michinoku Bank: 13 Chunan region: 27 Aomori Bank: 15 Michinoku Bank: 12 Donan region: 8 Aomori Bank: 2 Michinoku Bank: 6 Shimokita region: 5 Aomori Bank: 3 Michinoku Bank: 2 Kamikita region: 18 Aomori Bank: 11 Michinoku Bank: 7 Prefecture Aomori Bank Michinoku Bank Total of Both Banks Aomori Prefecture 74 62 136 Tosei region 21 19 40 Chunan region 15 12 27 Sanpachi region 16 13 29 Seihoku region 8 9 17 Kamikita region 11 7 18 Shimokita region 3 2 5 Hokkaido Prefecture 3 7 10 Iwate Prefecture 1 2 3 Miyagi Prefecture 1 1 2 Akita Prefecture 2 2 4 Tokyo Prefecture 1 1 2 Total 82 75 157 *As of September 30, 2021

6. Basic Strategy and Synergies of the New Group We will work to reinforce the financial intermediation function and financial services, expand business fields, and contribute to the development of the regional economy by creating business resources through rationalizing and improving efficiency of business by combining our know-how and networks. Leverage synergies of integration Combine the strengths (know-how and networks) of both Banks People Know - how Info Synergies (targets) Rationalization and efficiency of business Reinforcement of financial intermediation function and financial services Expansion of business fields • Build a supporting system in line with customers’ business strategies and life stages, and nurture strong businesses that will support the region • Evolve business models and contribute to the further development of the region and improvement of the quality of life of local residents Creation of business resources A B C • Streamline head office organizations • Optimize branch networks • Digitalize operations • Standardize systems FY 2026 Synergy total: Approx. ¥2.0 billion Synergy total: ¥5.0 billion FY 2029 Synergy total = +) Top-line synergies +) Cost synergies – ) One-time expenses

Upgraded services Digitalization 7. Reinforcement of Financial Intermediation Function and Financial Services We will provide support consulting that takes into consideration and resolves customers’ real needs and issues. We will also provide advanced expert solutions suitable for customers’ life stages, and strive to provide support that is both wide and in-depth. Furthermore, we will actively work to digitalize services and be a group that is always by the side of the customer. Support consulting Joint development of products and services Advancement of expertise in many fields Increased sophistication of business matching support by combining and expanding networks With the methods and frequency customers desire Contribution to customers Wider and deeper than before Provide optimal consulting Utilization of digital channels ☒ Expansion of touchpoints with remote channels and services ☒ Cashless payment Utilization of data ☒ Utilization of new group’s data in marketing × A Area data Product data Job Marriage Child-rearing Education Inheritance Individual customers Corporate customers Support consulting Improvement of convenience through digitalization Foundation, Growth period Stable period, Slump period Recovery period Foundation and growth support Business continuity support Business improvement support Touchpoints: Understanding/dialogue: Problem-solving:

Procrea HD’s strengths of know-how and networks 8. Expansion of Business Fields Leveraging the know-how and networks of the new group, we will work to create new added value with businesses and players that take on the challenge of bringing out the potential of the region by expanding business fields. Creation of new added value in the region Co-creation with businesses and players leveraging the potential of the region Marketing Branding Planning Finance B Local industry and players Local industry Ministry of Agriculture, Forestry and Fisheries Tourism Medical, health, and welfare Environment and energy Manufacturing Service providers Distributers Manufacturers Producers SDGs Co-creation with local industry Expansion of business fields

9. Rationalization and Efficiency of Business By rationalizing and improving efficiency of business through the business integration, we will create a sound business foundation and redistribute the business resources we have created into growth fields. Improvement of efficiency of Infrastructure, etc. Streamlining of organizational structure • Consolidate duplicate head office and subsidiary functions • Optimize duplicate administrative operations • Standardize systems • Optimize branch networks Digitalization of operations • Improve productivity through digitalization ⁃ Improve efficiency of operations (reduce admin work hours) Create business resources and redistribute them into growth fields Optimize branch networks Standardize systems Centralize enterprise system and subsystems Streamline head office organizations Michinoku Bank Consolidate and optimize duplicate functions and operations Aomori Bank Michinoku Bank Common system Improve productivity through digitalization Head office Branch Head office Branch • DX Admin work hours Aomori Bank C

10. Contribution to the Sustained Growth of the Region The new group will contribute to regional revitalization and activation as a member of the regional community to address the issues faced by the community. Efforts to boost the attractiveness of the region and achieve mutual growth • We will contribute to improve the attractiveness of the region by bringing out its potential and growing with the region over the long-term. Provide reliable and trustworthy services • We will continue to provide universal services that are safe and secure • We will provide services that meet customers’ diversifying needs • We will take on challenges to bring about innovation for the region and customers that is not bound by financial frameworks. Innovation not bound by financial frameworks Michi-bank App

Contact Information The Aomori Bank, Ltd. General Planning Division, Public Relations Office: 017-777-1111 The Michinoku Bank, Ltd. Management Planning Division, Public Relations Office: 017-774-1274